UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 17, 2008

WAVE SYSTEMS CORP.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24752	13-3477246
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Pleasant Street, Lee, Massachusetts 01238
(Address of Principal Executive Offices) (ZIP Code)

Registrant’s telephone number, including area code  (413) 243-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard;
Transfer of Listing.

On July 17, 2008, Wave Systems Corp. (the “Company”) received a notice from the Listing Qualifications division of The Nasdaq Stock Market indicating that the Company’s common stock is subject to potential delisting from The Nasdaq Global Market because the market value of the Company’s common stock was below $50 million for 10 consecutive business days, and, therefore, did not meet the requirement set forth in Nasdaq Marketplace Rule 4450(b)(1)(A) (the “Rule”).  The notice further stated that the Company is not in compliance with Nasdaq Marketplace Rule 4450(b)(1)(B), which requires total assets and total revenue of $50 million each for the most recently completed fiscal year or two of the last three most recently completed fiscal years.

In accordance with Nasdaq Marketplace Rule 4450(e)(4), the Company will be provided a period of 30 calendar days, or until August 18, 2008, to regain compliance with the Rule.  If at any time before August 18, 2008, the market value of the Company’s common stock is $50 million or more for a minimum of 10 consecutive business days (or such longer period of time as the Nasdaq staff may require in some circumstances), the Company will achieve compliance with the Rule.  If the Company has not regained compliance with the Rule by August 18, 2008, the Nasdaq staff will issue a letter notifying the Company that its common stock will be delisted.  At that time, the Company may appeal the determination to delist its common stock to a Listings Qualifications Panel.  Alternatively, if the Company cannot meet the requirements for continued listing on The Nasdaq Global Market, it may apply to transfer to the Nasdaq Capital Market.

The Company plans to exercise diligent efforts to maintain the listing of its common stock on The Nasdaq Global Market, but there is no assurance that it will be successful in doing so.  If the Company does not resolve the listing deficiency, the Company may apply for listing on the Nasdaq Capital Market.

A copy of the Company’s press release announcing this information is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit 99.1                                 Press Release of Wave, dated July 17, 2008, regarding the receipt of the Nasdaq notification.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WAVE SYSTEMS CORP.

By:	/s/ Gerard T. Feeney
Gerard Feeney
Chief Financial Officer

Dated: July 17, 2008

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press Release of Wave, dated July 17, 2008, regarding the receipt of the Nasdaq notification.